                                                                   Exhibit 23(b)



                                   CONSENT OF
                   UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.

                                                                   Exhibit 23(b)






             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC. INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM





UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geologic Evaluation, dated August 12, 2002, for the Mercer and Crawford Prospect Area; its Geologic Evaluation dated August 12, 2002, for the Fayette Prospect Area; its Geologic Evaluation dated August 12, 2002, for the Southern Ohio Prospect Area; its Geologic Evaluation dated August 12, 2002, for the Tuscarawas-Harrison Prospect Area; and its Geologic Evaluation, dated August 12, 2002, for the Armstrong Prospect Area in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas America Public #11-2002 Ltd., and to all references to UEDC as having prepared such report and as an expert concerning such report.





UEDC, Inc.



/s/ Robin Anthony               8/12/2002
-----------------------------------------
Robin Anthony    August 12, 2002
Geologist        Pittsburgh, Pennsylvania